Sub-Item 77Q1:  Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

The Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest for Elkhorn ETF Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 99(A)(2) to the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on October 25, 2015 (SEC Accession No. 0000891804-15-000854) and incorporated herein by reference.

(e) Copies of any new or amended registrant investment advisory contracts

See attached.